[Letterhead of Hahn & Hessen LLP]


                                February 14, 1997


Advanced Radio Telecom Corp.
500 108th Ave., N.E.
Suite 2600
Bellevue, WA 98004


          Re:  Advanced Radio Telecom Corp.
               1,475,000 shares of Common Stock,
               par value $0.001 per share

Ladies/Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,475,000 shares (the "Shares") of common stock, par value $0.001 per share of Advanced Radio Telecom Corp. (the "Company") issuable under the Restated Equity Incentive Plan and 1996 Non-Employee Directors Automatic Stock Option Plan (collectively, the "Plans") by the Company on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on February 14, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as

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Hahn & Hessen LLP
February 13, 1997
Page 2

originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that the Shares to be issued under the Plans have been duly authorized, and upon the issuance and delivery of the Shares, in the manner contemplated by the respective Plans, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the respective Plans, including without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ Hahn & Hessen LLP

                                          Hahn & Hessen LLP